Exhibit 99.1

Investors and Media:

Shantanu Agrawal

(630) 824-1907

SUNCOKE ENERGY, INC. ANNOUNCES STRONG 2021 RESULTS AND

PROVIDES FULL-YEAR 2022 GUIDANCE

•	Net income attributable to SXC was $43.4 million, or $0.52 per share, for the full-year 2021; Net income attributable to SXC was $12.7 million, or $0.15 per share, in the fourth quarter 2021

•	Full-year 2021 consolidated Adjusted EBITDA was $275.4 million, representing record-setting full year performance; Fourth quarter Adjusted EBITDA was $62.9 million

•	Operating cash flow was $233.1 million for the full-year 2021, above our revised guidance of $209 million to $224 million

•	Signed a 5 year take-or-pay coke contract with Algoma Steel beginning in 2022; average sales volume of 150,000 tons per year

•	Full-year 2022 consolidated Adjusted EBITDA is expected to be $240 million to $255 million

LISLE, Ill. (February 1, 2022) - SunCoke Energy, Inc. (NYSE: SXC) (the “Company” or “SunCoke”) today reported fourth quarter and full-year 2021 results, reflecting record-setting performance from our cokemaking and logistics businesses.

“In 2021, we further demonstrated our operational and technical expertise by meaningfully expanding into the foundry and export coke markets and ensuring, our best-in-class assets continue to run at full capacity. With the backdrop of strong commodity markets and robust demand for our products and services, we delivered the highest Adjusted EBITDA results in the history of SunCoke.” said Mike Rippey, President and Chief Executive Officer of SunCoke Energy, Inc. “We also successfully refinanced the company’s debt, significantly reducing the cost of debt and extending debt maturities.”

Looking forward, the Company expects 2022 consolidated Adjusted EBITDA to be between $240 million and $255 million, driven by our Domestic Coke plants continuing to operate at full capacity.

Rippey continued, “As we enter 2022, we remain focused on executing against our objectives of world-class safety performance, operational excellence and balanced capital allocation. We delivered robust cash flows and made significant progress towards our capital allocation objectives in 2021, setting the stage for continued progress on our capital allocation priorities in 2022. Additionally, we will continue to work towards strengthening customer relationships in both cokemaking and logistics businesses. We are confident that we will execute against our objectives and deliver significant value to SunCoke stakeholders.”

CONSOLIDATED RESULTS

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2021	2020	Increase/ (Decrease)	2021	2020	Increase/ (Decrease)
Sales and other operating revenues	$365.3	$310.1	$55.2	$1,456.0	$1,333.0	$123.0
Net (loss) income attributable to SXC	$12.7	$(5.0)	$17.7	$43.4	$3.7	$39.7
Adjusted EBITDA(1)	$62.9	$37.0	$25.9	$275.4	$205.9	$69.5

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues increased during both the fourth quarter and full-year 2021 as compared to the same prior year periods, primarily reflecting higher volumes across both coke and logistics businesses resulting from strength in steel and coal markets as well as the absence of supply relief to certain customers in exchange for extending existing contracts during the prior year period.

Both fourth quarter and full-year 2021 Adjusted EBITDA increased as compared to the same prior year periods, primarily reflecting higher volumes discussed above.

Net income attributable to SXC for the fourth quarter and full-year 2021 both increased from the same prior year periods, driven by higher operating results discussed above as well as lower interest expense as a result of the debt refinancing completed during the second quarter of 2021. These improvements in net income attributable to SXC were partly offset by the loss on extinguishment of debt recorded in connection with the 2021 debt refinancing.

SEGMENT RESULTS

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions, except per ton amounts)	2021	2020	Increase/ (Decrease)	2021	2020	Increase/ (Decrease)
Sales and other operating revenues	$340.3	$289.6	$50.7	$1,354.5	$1,265.4	$89.1
Adjusted EBITDA(1)	$53.4	$43.3	$10.1	$243.4	$217.0	$26.4
Sales Volume (in thousands of tons)	1,026	880	146	4,183	3,789	394
Adjusted EBITDA per ton(2)	$52.05	$49.20	$2.85	$58.19	$57.27	$0.92

(1)	See definitions of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

The increases in both revenue and Adjusted EBITDA for the fourth quarter and full-year 2021 as compared to the same prior year periods were driven by our return to normal production and sales volumes with the absence of the supply relief provided to our customers during the prior year periods as part of certain contract renewals. This resulted in higher volumes across the fleet, favorable energy revenues, and normalized operating and maintenance spending.

Logistics

Logistics consists of the handling and mixing services of coal and other aggregates at our Convent Marine Terminal (“CMT”), Lake Terminal, Kanawha River Terminals (“KRT”) and Dismal River Terminal (“DRT”).

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2021	2020	Increase/ (Decrease)	2021	2020	Increase/ (Decrease)
Sales and other operating revenues	$15.1	$11.7	$3.4	$64.9	$36.0	$28.9
Intersegment sales	$6.8	$5.3	$1.5	$27.1	$22.1	$5.0
Adjusted EBITDA(1)	$9.6	$6.7	$2.9	$43.5	$17.3	$26.2
Tons handled (thousands of tons)(2)	4,589	4,265	324	19,933	14,678	5,255

(1)	See definitions of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects inbound tons handled during the period.

The increases in both revenues and Adjusted EBITDA for the fourth quarter and full-year 2021 as compared to the same prior year periods were driven by continued improvement in the export coal market, which resulted in higher throughput volumes and favorable pricing at CMT. Additionally, iron ore volumes at CMT favorably impacted the fourth quarter and full-year 2021.

Brazil Coke

Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal.

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2021	2020	Increase/ (Decrease)	2021	2020	Increase/ (Decrease)
Sales and other operating revenues	9.9	8.8	$1.1	36.6	31.6	$5.0
Adjusted EBITDA(1)	4.2	3.0	$1.2	17.2	13.5	$3.7
Brazilian Coke production—operated facility (thousands of tons)	417	415	2	1,685	1,396	289

(1)	See definitions of Adjusted EBITDA and reconciliation elsewhere in this release.

The increases in both revenues and Adjusted EBITDA for the fourth quarter and full-year 2021 as compared to the same prior year periods were driven by higher volumes as well as production bonuses for meeting certain volume targets during the current year periods.

Corporate and Other

Corporate expenses that can be identified with a segment have been included in determining segment results. The remainder is included in Corporate and Other.

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2021	2020	Increase/ (Decrease)	2021	2020	Increase/ (Decrease)
Adjusted EBITDA(1)	(4.3)	(16.0)	$11.7	(28.7)	(41.9)	$13.2

(1)	See definitions of Adjusted EBITDA and reconciliation elsewhere in this release.

Corporate and other Adjusted EBITDA results improved for the fourth quarter and full-year 2021 as compared to the same prior year periods, reflecting favorable valuation adjustments as a result of changes in discount rates on certain legacy liabilities, which decreased legacy cost approximately $10.5 million and $11.3 million during the fourth quarter and full-year 2021, respectively. The current year periods also benefited from the absence of foundry related research and development costs of $1.5 million and $3.9 million during the fourth quarter and full-year 2021, respectively. These lower costs were partly offset by higher employee related expenses.

2022 OUTLOOK

Our 2022 guidance is as follows:

•	Domestic coke total production is expected to be approximately 4.1 million tons

•	Consolidated Adjusted EBITDA is expected to be $240 million to $255 million

•	Capital expenditures are projected to be approximately $80 million

•	Cash generated by operations is estimated to be between $190 million and $205 million

•	Cash taxes are projected to be between $8 million to $12 million

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by using the following link:

https://conferencingportals.com/event/QkyupBiI

Upon registration, each participant will be emailed a confirmation and dial-in details.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts and SunCoke’s website at http://www.suncoke.com/English/investors/sxc. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

DEFINITIONS

•

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, (gain) loss on extinguishment of debt, restructuring costs, changes to our contingent consideration liability related to our acquisition of CMT, and/or transaction costs incurred as part of the Simplification Transaction. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under accounting principles generally accepted in the U.S. (“GAAP”) and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements include statements that are not strictly historical facts, and include, among other things, statements regarding: our expectations of financial results, condition and outlook; anticipated effects of the COVID-19 pandemic and responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, our customers, our results of operations and financial condition; anticipated actions to be taken by management to sustain SunCoke during the economic uncertainty caused by the pandemic and related business actions; and anticipated actions by governments to contain the spread of COVID-19 or mitigate the severity thereof.

Forward-looking statements often may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should,” or the negative of these terms, or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SunCoke, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SunCoke; and changes in tax, environmental and other laws and regulations applicable to SunCoke’s businesses.

Currently, such risks and uncertainties also include: SunCoke’s ability to manage its business during and after the COVID-19 pandemic; the impact of the COVID-19 pandemic on SunCoke’s results of operations, revenues, earnings and cash flows; SunCoke’s ability to reduce costs and capital spending in response to the COVID-19 pandemic; SunCoke’s balance sheet and liquidity throughout and following the COVID-19 pandemic; SunCoke’s prospects for financial performance and achievement of strategic objectives following the COVID-19 pandemic; capital allocation strategy following the COVID-19-related outbreak; and the general impact on our industry and on the U.S. and global economy resulting from COVID-19, including actions by domestic and foreign governments and others to contain the spread, or mitigate the severity, thereof.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this press release, see SunCoke’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SunCoke’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward- looking statements.

SunCoke Energy, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$365.3	$310.1	$1,456.0	$1,333.0
Costs and operating expenses
Cost of products sold and operating expenses	288.9	243.0	1,118.8	1,048.2
Selling, general and administrative expenses	13.5	30.3	61.8	81.4
Depreciation and amortization expense	34.9	32.0	133.9	133.7

Total costs and operating expenses	337.3	305.3	1,314.5	1,263.3
Operating income	28.0	4.8	141.5	69.7
Interest expense, net	7.7	13.1	42.5	56.3
(Gain) loss on extinguishment of debt, net	—	(2.3)	31.9	(5.7)

Income (loss) before income tax expense (benefit)	20.3	(6.0)	67.1	19.1
Income tax expense (benefit)	6.3	(2.5)	18.3	10.3

Net income (loss)	14.0	(3.5)	48.8	8.8
Less: Net income attributable to noncontrolling interests	1.3	1.5	5.4	5.1

Net income (loss) attributable to SunCoke Energy, Inc.	$12.7	$(5.0)	$43.4	$3.7

Earnings (loss) attributable to SunCoke Energy, Inc. per common share:
Basic	$0.15	$(0.06)	$0.52	$0.04
Diluted	$0.15	$(0.06)	$0.52	$0.04
Weighted average number of common shares outstanding:
Basic	83.1	82.8	83.0	83.0
Diluted	84.0	82.8	83.7	83.2

SunCoke Energy, Inc.

Consolidated Balance Sheets

	December 31,
	2021	2020
	(Unaudited)	(Audited)
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$63.8	$48.4
Receivables, net	77.6	46.3
Inventories	127.0	126.6
Income tax receivable	—	5.5
Other current assets	3.5	2.9

Total current assets	271.9	229.7

Properties, plants and equipment (net of accumulated depreciation of $1,160.1 million and $1,032.9 million at December 31, 2021 and 2020, respectively)	1,287.9	1,328.0
Intangible assets, net	35.2	37.2
Deferred charges and other assets	20.4	18.5

Total assets	$1,615.4	$1,613.4

Liabilities and Equity
Accounts payable	$126.0	$104.1
Accrued liabilities	53.0	49.8
Current portion of financing obligation	3.2	3.0
Interest payable	—	2.0

Total current liabilities	182.2	158.9

Long-term debt and financing obligation	610.4	673.9
Accrual for black lung benefits	57.9	60.0
Retirement benefit liabilities	21.8	24.7
Deferred income taxes	169.0	159.3
Asset retirement obligations	11.6	11.4
Other deferred credits and liabilities	27.1	24.3

Total liabilities	1,080.0	1,112.5

Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both December 31, 2021 and 2020	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 98,496,809 and 98,177,941 shares at December 31, 2021 and 2020, respectively	1.0	1.0
Treasury stock, 15,404,482 shares at both December 31, 2021 and 2020	(184.0)	(184.0)
Additional paid-in capital	721.2	715.7
Accumulated other comprehensive loss	(16.7)	(17.1)
Retained deficit	(23.4)	(46.6)

Total SunCoke Energy, Inc. stockholders’ equity	498.1	469.0
Noncontrolling interests	37.3	31.9

Total equity	535.4	500.9

Total liabilities and equity	$1,615.4	$1,613.4

SunCoke Energy, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2021	2020
	(Unaudited)	(Audited)
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$48.8	$8.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	133.9	133.7
Deferred income tax expense	9.3	12.1
Share-based compensation expense	6.1	3.8
Loss (gain) on extinguishment of debt, net	31.9	(5.7)
Changes in working capital pertaining to operating activities:
Receivables, net	(31.3)	13.2
Inventories	(1.1)	21.8
Accounts payable	29.5	(38.0)
Accrued liabilities	2.8	2.5
Interest payable	(2.0)	(0.2)
Income taxes	5.5	(3.3)
Other	(0.3)	9.1

Net cash provided by operating activities	233.1	157.8

Cash Flows from Investing Activities:
Capital expenditures	(98.6)	(73.9)
Other investing activities	(0.7)	(1.4)

Net cash used in investing activities	(99.3)	(75.3)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	500.0	—
Repayment of long-term debt	(609.3)	(55.9)
Proceeds from revolving facility	690.1	629.9
Repayment of revolving facility	(663.4)	(684.9)
Proceeds from financing obligation	—	10.0
Repayment of financing obligation	(2.9)	(3.0)
Debt issuance costs	(12.0)	—
Dividends paid	(20.1)	(19.9)
Shares repurchased	—	(7.0)
Other financing activities	(0.8)	(0.4)

Net cash used in financing activities	(118.4)	(131.2)

Net increase (decrease) in cash and cash equivalents	15.4	(48.7)
Cash and cash equivalents at beginning of year	48.4	97.1

Cash and cash equivalents at end of year	$63.8	$48.4

Supplemental Disclosure of Cash Flow Information
Interest paid, net of capitalized interest of $0.5 million and $0.2 million, respectively	$40.0	$51.8
Income taxes paid, net of refunds of $2.9 million and $3.0 million, respectively	$2.9	$1.1

SunCoke Energy, Inc.

Segment Operating Data

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	Unaudited)	(Audited)
	(Dollars in millions)
Sales and other operating revenues:
Domestic Coke	$340.3	$289.6	$1,354.5	$1,265.4
Brazil Coke	9.9	8.8	36.6	31.6
Logistics	15.1	11.7	64.9	36.0
Logistics intersegment sales	6.8	5.3	27.1	22.1
Elimination of intersegment sales	(6.8)	(5.3)	(27.1)	(22.1)

Total sales and other operating revenue	$365.3	$310.1	$1,456.0	$1,333.0

Adjusted EBITDA(1)
Domestic Coke	$53.4	$43.3	$243.4	$217.0
Brazil Coke	4.2	3.0	17.2	13.5
Logistics	9.6	6.7	43.5	17.3
Corporate and Other(2)	(4.3)	(16.0)	(28.7)	(41.9)

Total Adjusted EBITDA	$62.9	$37.0	$275.4	$205.9

Coke Operating Data:
Domestic Coke capacity utilization (%)	100%	85%	101%	91%
Domestic Coke production volumes (thousands of tons)	1,031	907	4,162	3,840
Domestic Coke sales volumes (thousands of tons)	1,026	880	4,183	3,789
Domestic Coke Adjusted EBITDA per ton(3)	$52.05	$49.20	$58.19	$57.27
Brazilian Coke production—operated facility (thousands of tons)	417	415	1,685	1,396
Logistics Operating Data:
Tons handled (thousands of tons)(4)	4,589	4,265	19,933	14,678

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)

Corporate and Other includes the activity from our legacy coal mining business, which included an Adjusted EBITDA gain of $3.1 million and Adjusted EBITDA loss of $1.9 million during the three and twelve months ended December 31, 2021, respectively, as well as Adjusted EBITDA losses of $7.4 million and $13.2 million during the three and twelve months ended December 31, 2020, respectively. Additionally, Corporate and Other includes foundry related research and development costs of $1.5 million and $3.9 million during the three and twelve months ended December 31, 2020, respectively.

(3)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(4)	Reflects inbound tons handled during the period.

SunCoke Energy, Inc.

Reconciliation of Non-GAAP Information

Adjusted Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
	(Dollars in millions)
Net income (loss) attributable to SunCoke Energy, Inc.	$12.7	$(5.0)	$43.4	$3.7
Add: Net income attributable to noncontrolling interests	1.3	1.5	5.4	5.1

Net income (loss)	$14.0	$(3.5)	$48.8	$8.8

Add:
Depreciation and amortization expense	34.9	32.0	133.9	133.7
Interest expense, net	7.7	13.1	42.5	56.3
(Gain) loss on extinguishment of debt, net	—	(2.3)	31.9	(5.7)
Income tax expense (benefit)	6.3	(2.5)	18.3	10.3
Restructuring costs(1)	—	0.2	—	2.5

Adjusted EBITDA	$62.9	$37.0	$275.4	$205.9

Subtract: Adjusted EBITDA attributable to noncontrolling interest(2)	2.3	2.5	9.3	9.1
Adjusted EBITDA attributable to SunCoke Energy, Inc.	$60.6	$34.5	$266.1	$196.8

(1)	Charges related to a company-wide restructuring and cost-reduction initiative.
(2)	Reflects noncontrolling interests in Indiana Harbor.

SunCoke Energy, Inc

Reconciliation of Non-GAAP Information

Estimated 2021 Consolidated Adjusted EBITDA to Estimated Net Income

	2022

	Low	High

Net income	$50	$65

Add:
Depreciation and amortization expense	$141	$137
Interest expense, net	$31	$29
Income tax expense	$18	$24

Adjusted EBITDA	$240	$255

Subtract: Adjusted EBITDA attributable to noncontrolling interest(1)	$(9)	$(9)

Adjusted EBITDA attributable to SunCoke Energy, Inc.	$231	$246

(1)	Reflects noncontrolling interests in Indiana Harbor.